UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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PLURALSIGHT, INC.

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Pluralsight Files Investor Presentation in Connection with Proposed Transaction with

Vista Equity Partners

Urges Shareholders to Vote “FOR” Transaction Ahead of

Special Meeting of Shareholders on March 2, 2021

Silicon Slopes, Utah – February 9, 2021 - Pluralsight, Inc. (NASDAQ: PS), the technology workforce development company, today filed an investor presentation highlighting the significant value that the company’s transaction with affiliates of Vista Equity Partners (“Vista”) delivers to shareholders. The Pluralsight Board of Directors recommends that shareholders vote the WHITE proxy card “FOR” all proposals included in Pluralsight’s definitive proxy statement at the upcoming special meeting of shareholders, which will be held on March 2, 2021.

The presentation can be found on the investor page of Pluralsight’s website at

https://investors.pluralsight.com/investor-relations.

The transaction with Vista delivers significant, immediate and certain value to Pluralsight shareholders. As outlined in the presentation, the Pluralsight Board and independent Transaction Committee are each confident that this transaction is in the best interests of Pluralsight and its shareholders.

The Transaction Generates Compelling, Certain Value for Shareholders

•

The transaction offers immediate cash value to Pluralsight shareholders at a significant premium that is not subject to execution risk or other potential downside associated with the execution of Pluralsight’s standalone plan.

•	The offer represents premiums of 26% and 25% to the undisturbed price and 30-day VWAP prior to the announcement of the transaction, respectively.

•

The last 12 months’ multiple of 9.2x and the next 12 months’ multiple of 8.1x are well above the median of relevant precedent M&A transactions, and among the highest multiples on a Rule of 40 (growth and profitability adjusted) basis and ever paid for a public SaaS company by a private equity acquiror.

Pluralsight’s Growth Potential Is Expected to Remain Challenged by Industry Dynamics

•	Pluralsight competes in a highly competitive, rapidly evolving and fragmented market, which has modest barriers to entry and lower switching costs relative to the broader enterprise software universe.

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The emergence of well-capitalized competitors and the availability of free/ad-supported offerings has increased competitive pressure, resulting in lower growth, decreasing customer retention and higher costs for Pluralsight to attract and retain customers.

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Given these headwinds, Pluralsight believes that future growth is likely to be reliant on an acquisition strategy to build out the product portfolio, which introduces significant execution risk and dilution risk to the company’s shareholders.

•

The independent Transaction Committee and the Pluralsight Board determined that the transaction with Vista offers greater value to shareholders than the execution of Pluralsight’s standalone plan in the context of these ongoing market conditions.

The Transaction Is the Culmination of a Robust Process

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The independent Transaction Committee, with the support of financial and legal advisors, engaged in a comprehensive review process to explore all strategic alternatives available to Pluralsight, including remaining a standalone public company. The Transaction Committee met 17 times over the nearly three-month process.

•	During the process, Pluralsight engaged with 14 potentially interested strategic and financial parties, 12 of which entered into confidentiality agreements.

•	After extensive engagement with these 12 parties, only Vista made a firm proposal to acquire Pluralsight.

•	As a result of extensive negotiations, Vista agreed to an offer price that was 23% higher than what it originally proposed.

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In addition, the independent Transaction committee engaged in extensive negotiations with the beneficiaries under Pluralsight’s Tax Receivable Agreement (“TRA”), resulting in a 70% reduction in the payment obligations under the TRA and a corresponding increase in value to Pluralsight shareholders of approximately $1.80 per share.

The Independent Transaction Committee Led Discussions with a Focus on Maximizing Value for All Shareholders

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The independent Transaction Committee, comprising fully independent directors who were not beneficiaries of the TRA, was fully empowered by the Pluralsight Board to oversee and direct the strategic review process and to say “no.” The Pluralsight Board agreed that it would not engage in a business combination or similar transaction unless it was first approved or recommended by the independent Transaction Committee.

•

There were also several procedural protections put in place to give shareholders a voice in the transaction, including that approval of the transaction is contingent on support by a majority of our unaffiliated shareholders.

In its presentation, Pluralsight also addresses certain misleading statements made by shareholders regarding the transaction.

The transaction is expected to close in the first half of 2021, subject to customary closing conditions, including approval by Pluralsight shareholders and receipt of regulatory approvals.

Qatalyst Partners is serving as financial advisor to Pluralsight and Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal counsel.

YOUR VOTE IS IMPORTANT

VOTE “FOR” THE TRANSACTION ON THE WHITE PROXY CARD TODAY

If Pluralsight shareholders have any questions or need assistance voting their shares, please contact Innisfree M&A Incorporated, Pluralsight’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders (Toll-Free): 1-877-687-1866

Banks and Brokers (Collect): 1-212-750-5833

About Pluralsight

Pluralsight is the leading technology workforce development company that helps companies and teams build better products by developing critical skills, improving processes and gaining insights through data, and providing strategic skills consulting. Trusted by forward-thinking companies of every size in every industry, Pluralsight helps individuals and businesses transform with technology. Pluralsight Skills helps enterprises build technology skills at scale with expert-authored courses on today’s most important technologies, including cloud, artificial intelligence and machine learning, data science, and security, among others. Skills also includes tools to align skill development with business objectives, virtual instructor-led training, hands-on labs, skill assessments and one-of-a-kind analytics. Flow complements Skills by providing engineering teams with actionable data and visibility into workflow patterns to accelerate the delivery of products and services. For more information about Pluralsight (NASDAQ: PS), visit pluralsight.com.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding our pending acquisition by affiliates of Vista Equity Partners (the “Transaction”), including items considered by the Transaction Committee and our Board of Directors in approving the Transaction. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the risk that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from the stockholders of Pluralsight for the Transaction or required regulatory approvals are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; risks that the Transaction disrupts the current plans and operations of Pluralsight; and the risks described in the filings that we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which was filed with the SEC on February 25, 2020, and amended on March 2, 2020, and which should be read in conjunction with our financial results and forward-looking statements. Our filings with the SEC are available on the SEC filings section of the Investor Relations page of our website at http://investors.pluralsight.com. All forward-looking statements in this communication are based on information available to us as of the date of this communication, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts

Investor Relations

Mark McReynolds

mark-mcreynolds@pluralsight.com

Media

DJ Anderson

dj@pluralsight.com

Joele Frank, Wilkinson Brimmer Katcher

Matthew Sherman / Jed Repko

212.355.4449